PART II – OFFERING CIRCULAR

ZIYEN INC.

1623 Central Ave, Suite 201,

Cheyenne , WY 82001

Phone: ++1 (619) 748 0686       Website:     www.ziyen.com

Best Efforts Offering of Units

Each Unit Comprised of One Common Share

Offering Price: $0.250 per Unit

Offering: 64,000,000 Units for $16,000,000

The proposed offering (the “Offering”) will begin as soon as practicable after this Offering Circular has been qualified by the United States Securities and Exchange Commission (“SEC”). The Units are to be offered on a “best efforts” basis. The Offering will close upon the earlier of (1) the sale of 64,000,000 Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the “Offering Period”). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. There is no minimum offering amount and funds raised may not be sufficient to complete the objectives of the Company set forth in this Offering Circular. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction.

OFFERING CIRCULAR DATED July 20, 2016

THERE IS NO PUBLIC MARKET FOR THE SECURITIES IN THE U.S.

Investing in the Units involves risks. PLEASE REFER TO “RISK FACTORS” ON PAGE 3.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A

UNITS OFFERED	PRICE TO PUBLIC	COMMISSION/FEES	PROCEEDS TO COMPANY
Per Unit	$0.250	$0	$0.250
Total 64,000,000 Units	$16,000,000	$0	$16,000,000

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TABLE OF CONTENTS:

Currency:

All references to dollars in this Offering Circular are to United States dollars.

Item 3. Summary and Risk Factors

Offering Circular Summary

Tier 1 Offering under Regulation A+

This is a Regulation A+ Tier 1 offering where the securities will not be listed on a registered national securities exchange in the United States on qualification.

Ziyen

Ziyen Inc. was incorporated in the state of Wyoming, U.S.A. in April 2016.

The Company is set up to be the future of business intelligence by providing a suite of cutting edge digital business intelligence, marketing and software services

As at the date of this Offering Circular, Ziyen has 11,000,000 Common Shares outstanding.

Since creation of the Company in 2016, its activities have been funded entirely by advances from management and shareholders. It is possible that the Company will not succeed in its financings and there is no assurance that alternative funding will be available. Should adequate funding not be available, management of the Company will have to make decisions as to how the Company can carry on with its business plans.

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The Company currently does not have funds to complete its Short Term Objectives. To implement and complete the steps outlined in “Short Term Objectives” on page 7 of this Offering Circular, the Company will need to be successful in its fundraising efforts under this Offering Circular.

The Company requires additional sources of funding to continue developing the business in ITEM 6 – Use of Proceeds to the Issuer on page 13 of this Offering Circular and the long term plan to market the company and develop the targeting into multiple markets, which may come from private placements, public offerings or joint venture arrangements.

Overview of the Services:

ZIYEN Inc. aka Ziyen – the future of business intelligence.

Ziyen (http://www.ziyen.com) is set up to be the future of business intelligence by providing a suite of cutting edge digital business intelligence, marketing and software services.

Our Mission Statement is to deliver companies new clients, contracts and company growth by utilizing the latest in business intelligence software to enhance client’s sales operations.

There is a current gap in the current market place to create a new B2B Global Business Intelligence and Software model which can revolutionize how sales operations currently operate.

We understand that time is most important commodity for any business, and especially the sales operations, and all of our business intelligence services is centered rounding saving the client time.

The subscription to these portals will be on a monthly or annual recurring billing model, ranging from $99 to $399 per month, depending on the specific services the client is looking for, and can be stopped at any time.

Ziyen currently operates the B2B Procurement Portals Rebuilding Iraq (http://www.rebuildingiraq.net) and Cable Contracts (http://www.cablecontracts.net).

On average less than 10% of companies winning government contracts and public sector tenders use an outside company to provide them this information, and currently less than 5% of registered businesses actually bid on these contracts. Therefore, the potential growth in the market place is huge.

We currently publish tenders on behalf of over 500 buyers and this includes International Oil Companies, Construction Companies, Iraq Government Agencies, US Embassy, World Bank, US, UK and European Government authorities, etc

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Currently we have over 120,000 followers across social media and this is now growing at a rate of 15,000 + per month.

B2B Procurement Portals

Rebuilding Iraq is our first B2B Procurement Portal, and the flagship service for the company. We are currently the number one international source for information on tenders, contracts, news and marketing services in Iraq.

Rebuilding Iraq – http://www.rebuildingiraq.net has just passed over 200,000 monthly users.

We publish tender information from over 250 buyers in Iraq from all sectors of Industry, including International Oil Companies, Construction Companies, Iraq Government Agencies, US Embassy, World Bank, etc.

Ziyen Software and Business Intelligence

Each portal will be operated from a control panel, which each client will have 100% full control in updating.

In addition to providing all the services and features of the B2B procurement portal, inside the control panel we will have section for information and training videos and a platform to resell cutting edge software for companies to use to enhance their own sales operations, website traffic, generate new business new leads, all designed in order to win the clients new business.

We envisage this will operate similar to Amazon business model, but will ensure that any software featured has been tried and tested prior to promoting it to our users.

We will have a huge captive audience globally of sales, business development and senior management who are looking to win new business, therefore these add on services will provide a bolt on upgrade product to target that market place.

Our first product Ziyen Technology has been developed to provide companies with more organic enquiries to their website, which from a sales perspective is normally some of the best leads a company receives.

Market Analysis and Opportunity

Currently there are services providing information on tenders and contracts, but they are designed as a one stop shop covering every single type of industry or product featured on the website, with the majority coming from India. Each website features thousands of products and services, non related by industry.

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This one-size fits all approach has created some successful companies, but there is no recognized global leader in the market place. The percentage of companies using this service in most countries is still very small.

On average less than 10% of companies winning government contracts and public sector tenders use an outside company to provide them this information, and currently less than 5% of registered businesses actually bid on these contracts. Therefore, the potential growth in the market place is huge.

However, in addition to the potential growth, at Ziyen we are looking to stand on the shoulders of those of who have gone before us and take the service to the next level, by creating an all encompassing a B2B Procurement Portal which offer additional services to people operating in that particular specific industry. This includes a section for private buyers to publish contracts, feature in a procurement directory, jobs board and news websites.

The website will operate as a freemium model with a number of the services available for free in order to grow each website quickly, with the strategy to upsell the service to those interested in receiving the information to win new business.

Therefore, this targeted approach allows us to create the trust from those operating in that Industry as they now have all the information required to continuing to return to their specific industry sector portal on a daily basis.

Management and Directors

Alastair Caithness has over 10 years’ international experience selling business intelligence and contract information. In the past he set up an Oil and Gas Project tracker with a specific focus in the Middle East, and in his previous role was Head of Sales & Marketing for the leading e-procurement and tender alert company in the UK, where they worked with over 7,500 public purchasing authorities to provide key tender information to 200,000 private suppliers. He is originally from Scotland, with BA Honors Business Studies Degree from the Robert Gordon University in Aberdeen and now lives and resides (Current Green Card Holder) in San Diego with his wife and two boys who are all US Citizens.

Long Term Objectives

The Company’s long term objective is to establish Ziyen as the leading international company targeting hundreds of industry sectors globally in multiple languages providing key contract and tender information to business development and sales operations.

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Short Term Objectives

The Company’s short term objectives are to complete the development of an updated iteration of the B2B Procurement Portal, where we are going to implement a different coding structure in order to handle huge data information. The new software will be able to operate on a modularization process and be able to duplicate the structure of the website to be able to open a new portal instantaneously.

We can then populate the new portal with relevant contracts and additional information for this website, and then target an aggressive marketing strategy to launch the new website to that specific industry sector

Risk Factors

Summary of Risk Factors

An investment in the Units involves various risks. These include risks that are widespread and associated with any form of business and specific risks associated with the Company's business and its involvement in the insurance and tech market generally. Prospective investors should carefully consider the following risk factors, in addition to the other information presented in this Offering Circular, before making an investment decision. An investment in the Units is suitable only for investors who understand the risk factors associated with this type of investment and who can afford a loss of all or part of the investment. You should carefully consider the matters discussed beginning on page 3 of this Offering Circular before you decide whether to invest in the Units. Some of the risks include the following:

(1)	Company's limited history: The Company is in the early stage of development and must be considered a startup. As such, the Company is subject to many risks common to such enterprises, including undercapitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues.

(2)	Company's negative operating cash flow: The Company currently has no revenues from its operations and may use the proceeds of the Offering to fund any negative operating cash flow.

(3)	Future financing requirements: The Company will need additional financing to continue in business and to implement the developments identified in ITEM 6 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms.

(4)	The Company cannot guarantee that the service will be used by companies in multiple industry sectors.

(5)	The Company’s commercially viability depends on the awareness of the service in entering different market places, therefore the marketing and advertising funding is key.

(6)	Other key risk factors out with the Company’s control include how suppliers are invited to bid on contracts, updates to government procurement legislation and changes in the structure of tender documents. The effect of these factors cannot be accurately predicted.

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(7)	Governmental and regulatory requirements: Government approvals and permits are currently, and may in the future be, required in connection with the Company's operations. Where required, obtaining necessary permits and licenses can be a complex, time consuming process and the Company cannot assure that required permits will be obtainable on acceptable terms, in a timely manner or at all. The costs and delays associated with obtaining necessary permits and complying with these permits and applicable laws and regulations could stop or materially delay or restrict the Company from proceeding with the development of an exploration project or the operation or further development of a mine.

(8)	Limited public trading market: The Company’s Common Shares are currently not listed on a public market in the United States.

(9)	Dividends: Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

The Company’s Limited History

The Company is in the early stage of development and must be considered a start-up. As such, the Company is subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that the Company will be successful in achieving a return on shareholders' investment and the likelihood of success must be considered in light of its early stage of operations. The Company has limited financial resources has no source of operating cash flow and there is no assurance that additional funding will be available to it for further exploration and development of the Company's properties or to fulfill its obligations under any applicable agreements. There can be no assurance that the Company will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of the Company's sole property.

Negative Operating Cash Flow

The Company currently has no revenues from its operations and may use the proceeds of the Offering to fund any negative operating cash flow.

Going Concern Risk

The business of developing and marketing technological properties involves a high degree of risk and, therefore, there is no assurance that current marketing programs will result in profitable operations. The Company cannot guarantee that the service will be used by companies in multiple industry sectors. Investors should not invest any funds in the Offering unless they can afford to lose their entire investment.

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Development and Operations Risks

The development and marketing of technological applications involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate.

While the service to provide business intelligence, information on contracts already functions in one market segment. Major expenditures may be required to develop the product to target hundreds of market places simultaneously, and the considerable cost to market the business to target those sectors to ensure profitability.

Whether the Ziyen Services will be commercially viable depends on a number of factors, some of which are: the awareness of the service, competitors in the same market, consumers’ experience with the Company’s customer services department; changes in and application of government regulations, including regulations relating to internet usage, and taxes on internet purchases. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Technology operations generally involve a high degree of risk. Such operations are subject to worldwide market/developer activity, even some such activities that may enjoy sovereign government support.

Future Financing Requirements

The Company will need additional financing to continue in business and to implement the programs set out in ITEM 6 – USE OF PROCEEDS TO ISSUER on page 13 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms. If financing is obtained by issuing Common Shares from treasury, control of the Company may change and investors under the Offering may suffer additional dilution. To the extent financing is not available, programmer commitments, advertising payments, and retailer payments, if any, may not be satisfied and could result in a loss of earning opportunities by the Company.

Dependence Upon Key Personnel:

The Company, in order to successfully implement its growth plans, is dependent upon its current Board of Directors which includes Alastair Caithness, CEO. The loss of any party could have a material adverse effect upon the Company’s business prospects. The Company will depend heavily on its management team to effectively implement its Business Plan. The success of the Company will be largely dependent upon the performance of its key officers.

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Difficulty of Planned Expansion;

The Company plans to continue to expand its level of operations following this offering. To manage its growth effectively, the Company must continue to improve and expand its existing resources and production systems. To do so, it must attract, train and motivate qualified managerial, financial, sales and marketing personnel. There can be no assurance, however, that the Company will be able to successfully achieve these goals.

Market for Securities

There is no assurance that the listing of the securities of the Company will provide a liquid market for such securities. See ITEM 11 – SECURITIES BEING OFFERED on page 29 of this Offering Circular. There can be no assurance that an active public market for the Company's Common Shares will develop or be sustained after completion of the Offering. The price of the Units in this Offering was determined by the Company based upon several factors, and may bear no relationship to the price that will prevail in the public market. The holding of Common Shares involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment.

Competition

Currently there are services providing information on tenders and contracts, but they are designed as a one stop shop covering every single type of industry or product featured on the website, with the majority coming from India. Each website features thousands of products and services, non related by industry.

This one-size fits all approach has created some successful companies, but there is no recognized global leader in the market place. The percentage of companies using this service in most countries is still very small.

On average less than 10% of companies winning government contracts and public sector tenders use an outside company to provide them this information, and currently less than 5% of registered businesses actually bid on these contracts. Therefore, the potential growth in the market place is huge.

In a previous role I was Head of Sales in a company in the UK which focused providing only tender alerts for the UK government market place. The company turned over US$8 million operating on a net profit margin of 40%, therefore the model in essence already works even in a basic format, but now we are targeting hundreds of markets simultaneously.

Increased competition could result in increased costs and reduced profitability which could materially adversely affect the Company's revenues, operations and financial condition.

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Dividend Policy

Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

Arbitrary Offering Price

The Offering Price of the Units has been determined by the Company. The Offering Price is not an indication of the value of the Units and the underlying technology comprising the Units or that any of the Units and the securities comprising the Units could be sold for an amount equal to the Offering Price or for any amount.

Factors Beyond the Company's Control

Application of business development services and technology depends upon a number of factors, not the least of which is the technical skill of the programmers developing the software. Other key factors out with the Company’s control include how suppliers are invited to bid on contracts, updates to government procurement legislation and changes in the structure of tender documents. The effect of these factors cannot be accurately predicted.

ITEM 4. DILUTION

The price of the Units under the Offering is higher than the average per share value of the Common Shares previously issued. Accordingly, investors who purchase Units in the Offering will incur immediate dilution in the pro forma value of their Units. This means that investors that purchase Units will pay a price per Unit that exceeds the average per share value of the Company's previously issued Common Shares. The Company may from time to time issue additional Units or Common Shares, which may result in dilution of existing shareholders if the Units are sold at a price that is less than the average per share value of the Common Shares previously issued.

Units issued by the Company over the past year have been sold for a price that is approximately $.24 less than the price per Unit sold under this Offering Circular, which is not materially different.

ITEM 5. PLAN OF DISTRIBUTION

No securities are being offered for the account of existing security holders.

A maximum of 64,000,000 Units are being offered by the Company on a “best efforts” basis. Each Unit is comprised of one Common Share. The Common Shares are a new issue from treasury. The Offering will close upon the earlier of (1) the sale of 64,000,000 Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the “Offering Period”). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. The Company anticipates that there will be several closings during the course of the Offering. The Company has arbitrarily set the first closing approximately 60 days after this Offering Circular has been qualified by the SEC to allow the Company to access investor funds in stages, and closings are not subject to completion of the maximum under the Offering.

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Prospective investors must send to the Company’s office a completed Subscription Agreement and payment of the subscription amount. The form of Subscription Agreement has been filed as Exhibit D under Part III of the offering statement pursuant to Regulation A relating to these securities filed with the Securities and Exchange Commission. Subscription amounts received by the Company will be deposited in the Company’s general bank account, and upon acceptance of the subscription by the Company, the funds will be available for the Company’s use. As there is no minimum amount to be raised under the Offering, the funds raised under the first and subsequent closings may not be sufficient to complete the activities described below in Item 6 – Use of Proceeds to Issuer, which may increase the risk to prospective investors of participating in the Offering. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction.

This Offering is made only pursuant to this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Units. Subject to limitations imposed by applicable securities laws, other materials may be prepared for marketing purposes. The Company will utilize one or more Crowdfunding websites to advertise the Offering to prospective investors. Such websites provide services for posting a profile of the Company. These Crowdfunding websites charge a monthly subscription fee for the services. The Company intends to post the Offering on Crowdfunder, Inc. and EquityNet, LLC and may use other similar websites. The subscription crowdfunding websites do not conduct any diligence or review of companies or deals before parties are permitted to raise funds using the websites. Summary information about the Company and the Offering will be posted on the Crowdfunding sites. Although such materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting consistent disclosure with respect to the Offering of Units, these materials will not give a complete understanding of this Offering, the Company or the Units and are not to be considered part of this Offering Circular.

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ITEM 6. USE OF PROCEEDS TO ISSUER

Available Funds

	64,000,000 Units	30,000,000 Units	10,000,000 Units
	Offering $	Offering $	Offering $
Amount to be raised by this Offering(1)	16,000,000	7,500,000	2,500,000
Fees(2)	0	0	0
Estimated offering costs (e.g. crowdfunding, accounting)	20,000	20,000	20,000
Available Funds	15,980,000	7,480,000	2,580,000

Notes

(1)	There is no minimum amount required to be raised under this Offering. The table sets forth three scenarios depending on the number of Units subscribed for by potential investors. If the Offering is not fully subscribed, funds will be used for the priorities listed in the table below under Use of Net Available Funds.

(2)	The Company is marketing the Offering on a “best efforts” and does not anticipate paying fees or commissions. Management and directors will not be paid finders’ fees for raising funds under the Offering.

Use of Available Funds

The principal purposes for which the net proceeds of the Offering are intended to be used is to conduct further work developing the service. The following table sets forth the Use of Proceeds for three scenarios for funds raised under the Offering.

The ability of the Company to use funds as set forth in the following table is dependent on the amount of funds raised under this Offering. If less than 10,000,000 Units are subscribed for by prospective investors, the Company’s priority for use of funds will be as listed below.

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	64,000,000 Units	30,000,000 Units	10,000,000 Units
Description of use of funds listed in order of priority	Offering $	Offering $	Offering $
Available Funds	15,980,000	7,480,000	2,580,000
USED FOR
Completion of B2B Procurement Portal (1)	350,000	350,000	350,000
Completion Global Database of Contracts (2)	150,000	150,000	150,000
Advertising Six-Months (3)	8,000,000	5,000,000	1,500,000
Sales Operations (4)	600,000	400,000	200,000
Establish Office Operations (5)	770,000	550,000	175,000
Cost Total	-9,870,000	-6,450,000	-2,275,000
Remain Funds (unallocated) (6)	6,130,000	1,030,000	305,000

Notes:

(1)	The Company plans to engage existing programmers to complete this work.

(2)	Key service is to develop global database containing all government contracts.

(3)	Aggressive marketing and advertising campaigns to target multiple markets.

(4)	Open modular sales operations in key cities across the world

(5)	Company plans to open operational office based in San Diego. To hire the best tech talent and customer service staff are accessible and affordable compared to Silicon Valley.

(6)	In the event of a full Offering is not subscribed for, the funds raised will be used to pursue the Company goals as best as possible. If sufficient funds are raised from investors, the Company anticipates using a portion of the funds to pay monthly consulting fees for the services of the key employees. If the full Offering is subscribed for, the remaining funds will be applied to working capital

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ITEM 7. DESCRIPTION OF BUSINESS OF ZIYEN INC.

Ziyen Inc. was incorporated on April 11, 2016, pursuant to the laws of the state of Wyoming U.S.A. Ziyen is set up to be the future of business intelligence by providing a suite of cutting edge digital business intelligence, marketing and software services.

Our Mission Statement is to deliver companies new clients, contracts and company growth by utilizing the latest in business intelligence software to enhance client’s sales operations.

There is a current gap in the current market place to create a new B2B Global Business Intelligence and Software model which can revolutionize how sales operations currently operate.

The registered office of Ziyen is located at 1623 Central Ave Ste. 201, Cheyenne, Wyoming 82001 U.S.A.

Currently we have over 120,000 followers across social media and this is now growing at a rate of 15,000 + per month.

B2B Procurement Portals

Rebuilding Iraq is our first B2B Procurement Portal, and the flagship service for the company. We are currently the number one international source for information on tenders, contracts, news and marketing services in Iraq.

Rebuilding Iraq has just passed over 200,000 monthly users.

We publish tender information from over 250 buyers in Iraq from all sectors of Industry, including International Oil Companies, Construction Companies, Iraq Government Agencies, US Embassy, World Bank, etc.

Ziyen Software and Business Intelligence

Each portal will be operated from a control panel, which each client will have 100% full control in updating.

In addition to providing all the services and features of the B2B procurement portal, inside the control panel we will have section for information and training videos and a platform to resell cutting edge software for companies to use to enhance their own sales operations, website traffic, generate new business new leads, all designed in order to win the clients new business.

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We envisage this will operate similar to Amazon business model, but will ensure that any software featured has been tried and tested prior to promoting it to our users.

We will have a huge captive audience globally of sales, business development and senior management who are looking to win new business, therefore these add on services will provide a bolt on upgrade product to target that market place.

Our first product Ziyen Technology has been developed to provide companies with more organic enquiries to their website, which from a sales perspective is normally some of the best leads a company receives.

Market Analysis and Opportunity

Currently there are services providing information on tenders and contracts, but they are designed as a one stop shop covering every single type of industry or product featured on the website, with the majority coming from India. Each website features thousands of products and services, non related by industry.

This one-size fits all approach has created some successful companies, but there is no recognized global leader in the market place. The percentage of companies using this service in most countries is still very small.

On average less than 10% of companies winning government contracts and public sector tenders use an outside company to provide them this information, and currently less than 5% of registered businesses actually bid on these contracts. Therefore, the potential growth in the market place is huge.

However, in addition to the potential growth, at Ziyen we are looking to stand on the shoulders of those of who have gone before us and take the service to the next level, by creating an all encompassing a B2B Procurement Portal which offer additional services to people operating in that particular specific industry. This includes a section for private buyers to publish contracts, feature in a procurement directory, jobs board and news websites.

The website will operate as a freemium model with a number of the services available for free in order to grow each website quickly, with the strategy to upsell the service to those interested in receiving the information to win new business.

Therefore, this targeted approach allows us to create the trust from those operating in that Industry as they now have all the information required to continuing to return to their specific industry sector portal on a daily basis.

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Employees

The Company employs no full time persons and, currently works with outside contractors.

General Development of the Business

Long Term Objectives

The Company’s long term objective is to establish Ziyen as the leading international business intelligence and information company targeting hundreds of industry sectors globally in multiple languages providing key contract and tender information for business development and sales operations.

Short Term Objectives

The Company’s short term objectives are to complete the development of an updated iteration of the B2B Procurement Portal, where we are going to implement a different coding structure in order to handle huge data information. The new software will be able to operate on a modularization process and be able to duplicate the structure of the website to be able to open a new portal instantaneously.

We can then populate the new portal with relevant contracts and additional information for this website, and then target an aggressive marketing strategy to launch the new website to that specific industry sector.

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ITEM 8. MANAGEMENT’S DISCUSSION AND ANALYSIS

MD&A for the Year Ended June 30, 2016

The following discussion is management’s analysis of Ziyen Inc.’s (the “Company” or “Ziyen”) operating and financial data for the year ended June 30, 2016, as well as management’s estimates of future operating and financial performance based on information currently available. It should be read in conjunction with the audited consolidated financial statements and notes for the year ended June 20, 2016.

This Management’s Discussion and Analysis (“MD&A”) was prepared as of June 30, 2016. Additional information relating to Ziyen can be found at www.ziyen.com.

MATERIAL FORWARD-LOOKING STATEMENTS

This MD&A contains forward-looking information as contemplated by USA SEC securities regulators, known as forward-looking statements. All estimates and statements that describe the Company’s objectives, goals or future plans are forward-looking statements. Readers are cautioned that the forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. The Company will issue updates where actual results differ materially from any forward looking statement previously disclosed.

RESPONSIBILITY OF MANAGEMENT

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management’s judgment is required in preparing estimates contained in the financial statements.

ABOUT Ziyen INC.

Ziyen Inc. was incorporated on April 11, 2016, pursuant to the laws of the state of Wyoming U.S.A.

Ziyen is set up to be the future of business intelligence by providing a suite of cutting edge digital business intelligence, marketing and software services.

Our Mission Statement is to deliver companies new clients, contracts and company growth by utilizing the latest in business intelligence software to enhance client’s sales operations.

There is a current gap in the current market place to create a new B2B Global Business Intelligence and Software model which can revolutionize how sales operations currently operate.

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2016 OVERVIEW

The Company’s main activities during the 2016 period were evaluating the potential for B2B Procurement Portal, developing the prototype portal, increasing followers on the website and across social media, planning the advertising, and working to organize the requisite funding.

On April 11, 2016, the Company issued 11,000,000 shares to the Company’s founders at a price of $0.001 per share with the founder’s pledge of paying additional amounts as needed.

GOING CONCERN RISK

The Company has no source of operating cash flow and operations to date. The Company’s ability to continue as a going concern is contingent on obtaining additional financing. Whether the Company will be successful with any future financing ventures is uncertain, and this uncertainty casts significant doubt upon the Company’s ability to continue as a going concern. While the Company intends to advance its plans through additional equity financing, there is no assurance that any funds will ultimately be available for operations.

COMMITMENTS

The Company has the following commitments for the next 12-month period: None

INTERNAL CONTROLS OVER FINANCIAL REPORTING

Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements in compliance with GAAP. The Company’s internal control over financial reporting includes policies and procedures that:

1.	pertain to the maintenance of records that accurately and fairly reflect the transactions of the Company;

2.	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP;

3.	ensure the Company’s receipts and expenditures are made only in accordance with authorization of management and the Company’s directors; and

4.	provide reasonable assurance regarding prevention or timely detection of unauthorized transactions that could have a material effect on the annual or interim financial statements. There were no changes in the Company’s business activities during the year-ended June 30, 2016, that have materially affected, or are reasonably likely to materially affect, its internal controls over financial reporting.

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LIMITATIONS OF CONTROLS AND PROCEDURES

The Company’s management, believe that any disclosure controls and procedures or internal control over financial reporting, no matter how well conceived and operated, can provide only reasonable and not absolute assurance that the objectives of the control system are met.

Further, the design of a control system reflects the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by unauthorized override of the control. The design of any systems of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and not be detected.

OUTSTANDING SHARE DATA

June 30, 2016
Commom Shares Issued and Outstanding	11,000,000

CONTINGENT LIABILITIES

The Company has no contingent liabilities.

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements. Fair value

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a)  Credit risk Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

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b)  Liquidity risk Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As of June 30, 2016, the Company had net working capital of $7,303. Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Units. The Company had no contractual maturities of financial liabilities and other commitments as at June 30, 2016.

CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

1.	To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its development project and to meet its day to day operating requirements in order to continue as a going concern; and

2.	To provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Ziyen is a development stage technology company which involves a high degree of risk. The Company has not determined whether its B2B Procurement Portals will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on Ziyen’s website: www.ziyen.com.

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MATERIAL FORWARD-LOOKING STATEMENTS

This MD&A contains forward-looking information as contemplated by United States SEC securities regulators, also known as forward-looking statements. All estimates and statements that describe the Company’s objectives, goals or future plans are forward-looking statements. Readers are cautioned that the forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. The Company will issue updates where actual results differ materially from any forward looking statement previously disclosed.

RESPONSIBILITY OF MANAGEMENT

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management’s judgment is required in preparing estimates contained in the financial statements.

ABOUT ZIYEN INC.

Ziyen Inc. was incorporated on April 11, 2016, pursuant to the laws of the state of Wyoming U.S.A.

Ziyen is set up to be the future of business intelligence by providing a suite of cutting edge digital business intelligence, marketing and software services.

Our Mission Statement is to deliver companies new clients, contracts and company growth by utilizing the latest in business intelligence software to enhance client’s sales operations.

There is a current gap in the current market place to create a new B2B Global Business Intelligence and Software model which can revolutionize how sales operations currently operate

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ZIYEN TRIAL BALANCE YEAR END 30 JUNE 2016

	DEBIT $	CREDIT $
Business Advantage Chk (8536)	7203.18
Business Advantage Chk (8581)	100.00
Owner Draw	400.00
Owners Investment - A Caithness		9,200.00
Advertising	1,250.02
Conference/Event	64.29
Internet Expense	59.90
Meals and Entertainment	7.74
Office Expenses	96.87
TOTAL	9200.00	9200.00

GOING CONCERN RISK

The Company has no source of operating cash flow and operations to date have been funded primarily from the additional consideration for the issuance of share capital. The Company’s ability to continue as a going concern is contingent on obtaining additional financing. Whether the Company will be successful with any future financing ventures is uncertain, and this uncertainty casts significant doubt upon the Company’s ability to continue as a going concern. While the Company intends to advance its plans through additional equity financing, there is no assurance that any funds will ultimately be available for operations.

COMMITMENTS

The Company may enter into advertising contracts during 2016 2017. These contracts will be negotiated in the normal course of operations and will be measured at the exchange amount which is the amount of consideration established and agreed by the parties and will reflect the values that the Company would transact with arm’s length parties.

The Company has the following commitments for the next 12-month period: None

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INTERNAL CONTROLS OVER FINANCIAL REPORTING

Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements in compliance with GAAP. The Company’s internal control over financial reporting includes policies and procedures that:

•	pertain to the maintenance of records that accurately and fairly reflect the transactions of the Company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP;

•	ensure the Company’s receipts and expenditures are made only in accordance with authorization of management and the Company’s directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized transactions that could have a material effect on the annual or interim financial statements. There were no changes in the Company’s business activities during the year-ended June 30, 2016, that have materially affected, or are reasonably likely to materially affect, its internal controls over financial reporting.

LIMITATIONS OF CONTROLS AND PROCEDURES

The Company’s management, including the Chief Executive Officer and Secretary/Treasurer, believe that any disclosure controls and procedures or internal control over financial reporting, no matter how well conceived and operated, can provide only reasonable and not absolute assurance that the objectives of the control system are met. Further, the design of a control system reflects the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by unauthorized override of the control. The design of any systems of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and not be detected.

24

OUTSTANDING SHARE DATA

June 30, 2016
Common Shares Issued and Outstanding	11,000,000

CONTINGENT LIABILITIES

The Company has no contingent liabilities.

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements.

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a)  Credit risk Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

b)  Liquidity risk Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As of June 30, 2016, the Company had net working capital of $7,303. Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Units. The Company had no contractual maturities of financial liabilities and other commitments as at June 30, 2016.

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CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

1.	To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its mineral exploration properties and to meet its day to day operating requirements in order to continue as a going concern; and

2.	provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Ziyen is a development stage technology company which involves a high degree of risk. The Company has not determined whether its B2B Procurement Portals will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

CONTINGENT LIABILITIES

The Company has no contingent liabilities.

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements.

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a) Credit risk

Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

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b) Liquidity risk

Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As of June 30, 2016, the Company had net working capital of $7,303. Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Units. The Company had no contractual maturities of financial liabilities and other commitments as at June 30, 2016.

c) Market risk

Market risk is the risk of loss that may arise from changes in the market factors such as interest rates, commodity and equity prices and foreign currency rates.

i. Interest rate risk

The Company has immaterial cash balances. Its current policy is to invest excess cash in investment-grade short-term money market accounts. The Company periodically monitors the investments it makes and is satisfied with the credit worthiness of its investments. Interest rate risk is minimal as interest rates are anticipated to remain at historically low levels with little fluctuation and any excess cash is invested in money market funds. Fluctuations in interest rates do not materially affect the Company as it either does not have significant interest-bearing instruments or the interest is at a fixed rate.

CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

(a)	To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its mineral exploration properties and to meet its day to day operating requirements in order to continue as a going concern; and

(b)	provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Ziyen is a development stage technology company which involves a high degree of risk. The Company has not determined whether its B2B Procurement Portals will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

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The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on Ziyen’s website: www.ziyen.com.

ITEM 9 DIRECTORS, EXECUTIVE OFFICERS AND KEY PERSONNEL POSITION AGE

NAME	POSITION	AGE	START OF TERM OF OFFICE	Approximate hours per week for part-time personnel
Alastair Caithness	CEO, Director	41	April 2016	32 or more

OFFICERS AND DIRECTORS

ALASTAIR CAMPBELL CAITHNESS: CEO AND DIRECTOR

Alastair Caithness has over 10 years’ international experience selling business intelligence and contract information. In the past he set up an Oil and Gas Project tracker with a specific focus in the Middle East, and in his previous role was Head of Sales & Marketing for the leading e-procurement and tender alert company in the UK, where they worked with over 7,500 public purchasing authorities to provide key tender information to 200,000 private suppliers. He is originally from Scotland, with BA Honors Business Studies Degree from the Robert Gordon University in Aberdeen and now lives and resides (Current Green Card Holder) in San Diego with his wife and two boys who are all US Citizens.

Personal Bankruptcies

No director or executive officer of the Company within the past ten years, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Bankruptcies

No director or executive officer of the Company, within the five years prior to the date of this Offering Circular, has been an executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

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ITEM 10. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Common Shares of the Company beneficially owned by all executive officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial ownership	Percent of Class
Common Shares	Officer and Directors 1623 Central Ave, Suite 201, Cheyenne WY 82001	11,000,000 held directly	14.667

ITEM 11. SECURITIES BEING OFFERED

Units

The Common Shares comprising the Units will separate immediately upon closing of the Offering. The Common Shares issued to investors under this Offering Circular are not subject to any trading restrictions under SEC regulations.

Restriction on Trading

Resale of the Common Shares will be subject to resale restrictions until after a four-month hold period has expired. Until the restriction on trading expires, investors will not be able to trade the Common Shares. The four-month hold period commences on the date of a closing of the sale of Units under this Offering Circular.

Common Shares

Shareholders are entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company, except meetings of holders of another class of shares. The sole class of shares currently issued by the Company is Common Shares. Each Common Share shall entitle the holder thereof to one vote. Subject to the preferences accorded to holders of any other shares of the Company ranking senior to the Common Shares, shareholders are entitled to dividends if, as and when declared by the Board of Directors. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Shares, subject to the preferences accorded to any other shares of the Company ranking senior to the Common Shares, are entitled to share equally, share for share, in any remaining assets of the Company.

The liability of a shareholder of Common Shares is limited to the subscription amount paid by such shareholder for the shares and there are no other financial obligations to which a shareholder is or may be subject.

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FINANCIAL STATEMENTS

ZIYEN BALANCE SHEET END 30 JUNE 2016

TOTAL
ASSETS
Current Assets
Bank Accounts
Business Advantage Chk (8536)	$7,203.18
Business Advantage Chk (8581)	$100.00
Total Bank Accounts	$7,303.18
Total Current Assets	$7,303.18
TOTAL ASSETS	$7,303.18
LIABILITIES AND EQUITY
Liabilities
Current Liabilities	$0.00
Total Current Liabilities	$0.00
Total Liabilities
Equity
Owner Draw	$-400.00
Owners Investment – A Caithness	$9200.00
Retained Earnings
Net Income	$-1,496.82
Total Equity	$7,303.18
TOTAL LIABILITIES AND EQUITY	$7,303.18

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ZIYEN TRIAL BALANCE YEAR END 30 JUNE 2016

	DEBIT $	CREDIT $
Business Advantage Chk (8536)	$7203.18
Business Advantage Chk (8581)	$100.00
Owner Draw	$400.00
Owners Investment - A Caithness		$9,200.00
Advertising	$1,250.02
Conference/Event	$64.29
Internet Expense	$59.90
Meals and Entertainment	$7.74
Office Expenses	$96.87
TOTAL	$9200.00	$9200.00

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PART III EXHIBITS

INDEX TO EXHIBITS AND DESCRIPTION OF EXHIBITS

Exhibit 2:	Articles of Incorporation

SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chula Vista, CA, U.S.A., on July, 20 2016.

ZIYEN INC.

/s/ Alastair Caithness
Alastair Caithness
Chief Executive Officer

On behalf of the Board of Directors

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